UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2013

FRATERNITY COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54271	27-3683448
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

764 Washington Boulevard, Baltimore, Maryland 21230
(Address of principal executive offices) (Zip Code)

(410) 539-1313
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)  On August 13, 2013, the Boards of Directors of Fraternity Community Bancorp, Inc. (the “Company”) and Fraternity Federal Savings and Loan Association (the “Association”) appointed Michelle Miller as the Company’s and the Association’s Chief Financial Officer.  In conjunction with the appointment of Mrs. Miller as Chief Financial Officer, Mr. Thomas Sterner, who had been acting as Chief Financial Officer as well as Chief Executive Officer of the Company and the Association, relinquished his duties as Chief Financial Officer.

Mrs. Miller has been with the Company and the Association for ten years and five months, and previously held the title of Controller.  Mrs. Miller received her CPA designation in 2001.  Prior to joining the Company she worked at Stegman and Company, a CPA firm located in Towson, Maryland.  She is a member of the Financial Managers Society, American Bankers Association and Maryland Bankers Association.  Mrs. Miller is 37 years old.

In accordance with applicable laws and regulations and the Association’s policies, the Association has certain loans outstanding to Mrs. Miller.  Such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Association, and did not involve more than the normal risk of collectability or present other unfavorable features when made.

Item 9.01                      Financial Statements and Other Exhibits

      (d)                 Exhibits

Number                         Description

99.1                              Press Release dated August 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRATERNITY COMMUNITY BANCORP, INC.

Date: August 19, 2013	By:	/s/ Richard C. Schultze
Richard C. Schultze
President and Chief Operating Officer